Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors) (480) 606-3337 Jeff Stanlis, Hayden Communications (media) (602) 476-1821

For immediate release

CITY OF TUCSON AWARDS 911 RENEWAL CONTRACT

TO SOUTHWEST AMBULANCE

SCOTTSDALE, Ariz. (March 16, 2007)—Rural/Metro Corporation (Nasdaq: RURL) announced today that its Southwest Ambulance division has been awarded a renewal contract to continue as the exclusive 911 emergency medical transportation partner to the City of Tucson, Arizona, and the Tucson Fire Department.

Southwest Ambulance has been the sole provider of Basic Life Support (BLS) medical transportation services in Tucson for more than a decade. The latest renewal contract term began March 1, 2007 and is renewable annually through 2012. Tucson Fire Department provides all Advanced Life Support (ALS) ambulance transports within the city. Billing services for all Tucson Fire Department transports are provided under a separate contract with Southwest Ambulance.

Jack Brucker, President and Chief Executive Officer, said, “Our longstanding partnership with in Tucson serves as a excellent example of our ability to tailor our services to the needs of a growing community and to partner with fire department professionals to enhance delivery of high-quality patient care.”

Tucson Fire Department Assistant Chief Dave Ridings said, “This partnership involves cooperation, open dialogue, and strategic planning that is wholly devoted to providing rapid patient care of the highest quality. Southwest Ambulance continues to be responsive to the needs of the city and our department whenever pre-hospital issues arise. We believe we have been and will continue to be well-served through this contract.”

Jeff Sargent, President of Southwest Ambulance, added, “We are pleased to continue our partnership in Tucson. We look forward to continuing to work closely with the Tucson Fire Department to explore innovative ways to enhance the delivery of emergency services to Tucson residents.”

Southwest Ambulance responds to more than 28,000 BLS ambulance requests for transports each year throughout the City of Tucson and employs nearly 250 emergency service professionals to meet the medical transportation needs of the community.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency medical transportation, fire protection, and other safety services in 24 states and approximately 400 communities throughout the United States. For more information, visit the company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the company’s ability to collect its accounts receivable, secure new contracts, retain existing contracts, and improve earnings and operating margins. Although Rural/Metro believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

Reference is made to a more complete discussion of forward-looking statements and applicable risks that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) that include, among others, those identified under the captions “Forward-Looking Statements and Factors That May Affect Results” and “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2006, which is available free of charge on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or on the Company’s website at www.ruralmetro.com. All subsequent written and oral forward-looking statements (or statements that may be attributed to the Company) are expressly qualified by the Cautionary Statements. The Company’s forward-looking statements are based on information available today, and it undertakes no obligation to update these statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

(RURL/G)

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